Exhibit 99.1
Wuhan General Group (China), Inc. Appoints

New Independent Director

Wuhan, Hubei Province, P.R.C. March 13, 2009 –Wuhan General Group (China), Inc. (Nasdaq: WUHN) ("Wuhan General" or the "Company"), a leading manufacturer of industrial blowers and turbines in China, today announced that the Company’s Board of Directors has appointed Mr. Yu Shi as a director of the Company to fill the current vacant seat on the Board. Mr. Shi is an independent director, as defined by the SEC and Nasdaq Stock Market, and will serve on the Board's Audit and Compensation Committees.

Mr. Shi brings to the board 20 years of banking and financial management experience. He is currently the president and general manager of Hubei Zhongkun Zhaofu Investment Guaranty Co., Ltd. where he is responsible for daily operations and management of the company and establishing overall company management policies and business operation models. Directly prior to this, Mr. Shi was president of the Bank of China Hubei sub-branch. He has also held several positions at the Credit Management Division of Bank of China, including deputy chief of the Due Diligence Office, credit appraiser, and secretary of the Credit Appraisal Committee of Bank of China Hubei Branch. Mr. Shi holds an MBA from North Jiaotong University and is proficient in English.

“We are very pleased with the addition of Mr. Shi to our Board of Directors,” stated Mr. Jie Xu, CEO of Wuhan General Group. “Mr. Shi’s extensive experience in the banking field will serve as a valuable resource to our Board as he assumes positions on the Compensation and Audit Committees.”

“Wuhan General is one of the most innovative designers and producers of turbines and blowers in China today. Given China’s greatly expanding infrastructure, the Company’s role as a supplier of integral electrical generation and pollution control components puts it in a favorable position for continued development. I am excited to be part of the Company’s long term growth,” commented Mr. Shi.

As a result of Mr. Shi's appointment as a director of Wuhan General and as a member of the Board's Audit Committee, a majority of the Board is once again comprised of independent directors in accordance with Nasdaq Marketplace Rule 4350(c) and the Audit Committee is once again comprised of three independent directors in accordance with Nasdaq Marketplace Rule 4350(d)(2). On March 12, 2009, Wuhan General informed Nasdaq of Mr. Shi's appointment as a member of each of the Board and the Board's Audit Committee and received notice from the staff of Nasdaq of its determination that the Company complies with Nasdaq Marketplace Rules 4350(c) and 4350(d)(2).

About Wuhan General Group Inc.

Through its subsidiaries Wuhan Blower Co., Ltd (Wuhan Blower) and Wuhan Generating Equipment Co., Ltd, Wuhan General is the leading manufacturer of industrial blowers and turbines based in Wuhan, Hubei Province, China. Wuhan Blower is a China-based manufacturer of industrial blowers that are principal components of steam-driven electrical power generation plants. Wuhan Generating Equipment is a China-based manufacturer of industrial steam and water turbines used for electricity generation in coal, oil, nuclear, and hydroelectric power plants. The Company’s primary customers are from the iron and steel, power generation, petrochemical and other industries. Lead by a strong management team, Wuhan General is well recognized for its technological sophistication and quality construction of blowers and turbines.

Safe Harbor Statement

Certain statements in this press release, including those concerning the Company’s long term growth and Mr. Shi’s value to the Company, may be forward-looking in nature or “forward-looking statements,” as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to vulnerability of our business to general economic downturn, operating in the People’s Republic of China (PRC) generally and the potential for changes in the laws of the PRC that affect our operations, our failure to meet or timely meet contractual performance standards and schedules and other factors, that may cause actual results to be materially different from those described in such forward-looking statements. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Wuhan General’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting Wuhan General will be those anticipated by the Company. Wuhan General undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.